EXHIBIT 99.1

I-many Signs Agreement to Acquire Edge Dynamics: Acquisition

Expands Breadth and Depth of its Life Sciences Solutions

EDISON, N.J. – May 5, 2008 – I-many, Inc. (NASDAQ:IMNY), a leading provider of contract management software and services for the enterprise, today announced that it has signed a definitive merger agreement to acquire privately-held Edge Dynamics, Inc., a leading provider of channel demand management solutions for the life sciences industry based in Redwood City, California.

I-many has agreed to pay consideration consisting of a payment in cash to Edge Dynamics shareholders and assumption of Edge Dynamics’ debt. The transaction, which is subject to the customary conditions for closing, is expected to close within the next several days.

“Building on the acquisition of GHX in January, I-many continues to expand its life sciences capabilities and footprint with the acquisition of Edge Dynamics,” said John A. Rade, president and chief executive officer of I-many. “These acquisitions further consolidate our leadership in contract management by creating the first comprehensive and integrated gross-to-net-net solution for our enterprise customers. We help our customers follow their contracts and their money, and now, we can help them follow their products.”

Rade continued, “This combination can be game changing for our customers by permitting them to use both syndicated and non-syndicated data to gain new insights into their business permitting them to eliminate even more revenue leakage thus increasing both top and bottom line.”

I-many expects Edge to add about $5 million in revenue to its business over the next 12 months, with the potential to grow to a $20 million business in about four years. While not accretive in 2008, the acquisition is expected to be accretive to earnings in 2009.

Life sciences organizations manage a large variety of rebates, chargebacks and performance contracts with their wholesaler, retail and institutional customers. Payment errors and poor channel management can consume five percent or more of all revenue. With today’s increased margin pressures, life sciences companies have a financial incentive to optimize commercial operations and eliminate sources of revenue leakage.

According to Hussain Mooraj, research director at AMR Research (Boston), “Pharma companies sometimes spend more in rebates and chargebacks than they do in R&D, yet their confidence in how well they are managing it, and how well they are maintaining regulatory compliance, remains low.”

The addition of Edge Dynamics technology will help I-many customers reduce more of these risks and associated costs. For example, Edge’s chargeback solution can enable I-many CARS® to verify chargebacks against channel sales data, and identify missing chargebacks and negative

I-many, Inc., 399 Thornall Street, 12th Floor, Edison, NJ 08837 Tel.1.800.832.0228, www.imany.com chargebacks. In addition, by incorporating Edge Dynamics products and data into its own solution, I-many will be able to provide customers with more insight on product demand and the actual movement of products from the factory to the patient.

Henry Olson, president and chief executive officer of Edge Dynamics, said, “With Edge Dynamics under the umbrella of an industry leader like I-many, pharmaceutical companies can receive our leading demand management product from a large and trusted partner. We are confident the industry will welcome our integrated set of products, support and services.”

Edge Dynamics, established in 2002, has been empowering pharmaceutical manufacturers to maximize product revenues and reduce operational costs by giving them capabilities to understand, manage, and extract value from their distribution channel. Its on-premise and on-demand solutions enable manufacturers to sense channel demand, find business exceptions that matter, and optimize operational performance in real time.

William Roth, founding partner of the Blue Fin Group commented, “We believe this is a good thing for both I-many and Edge Dynamics, their customers, and the industry in general. The potential for pharmaceutical manufacturers to cross the chasm between commercial operations and managed care can now be realized, as manufacturers strive for greater control and predictability of sales and profitability. With close integration, this combination could also provide the manufacturer improved compliance measurements and accuracy for government pricing reporting, which is a critical management point within pharmaceutical manufacturers.”

Eric Newmark, Research Manager from IDC’s Health Industry Insights, added “Navigating the complexities of regulations and contracts is difficult enough without the additional burden of managing multi-vendor integration. This acquisition is a significant step toward I-many providing a one-stop shop for pharma companies to address contract management, contract compliance, and enhanced demand visibility.”

About I-many®

I-many (NASDAQ:IMNY) is the leading provider of contract management software and services for the enterprise. With hundreds of customers across 21 industries worldwide, I-many is enabling businesses to manage the entire contract lifecycle, from pre-contract processes and contract management to active compliance and contract optimization. The result is an end-to-end solution that provides enterprises with greater levels of insight into contract performance, allowing companies to improve profitability and achieve measurable return on investment. For more information, please visit www.imany.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous risks and uncertainties that may cause actual events or results to differ materially from those set forth in the statements. No forward-looking statements can be guaranteed, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the risk that the Edge acquisition will not bring expected benefits, whether as a result of the normal risks associated with acquisitions, including undisclosed liabilities, product and personnel integration issue and customer uncertainty, or otherwise; the risk of unforeseen technical or practical impediments to product integration and planned software development, which could affect the company’s product release timetable; the inherent risks of large software implementation projects, which can cause customer

I-many, Inc., 399 Thornall Street, 12th Floor, Edison, NJ 08837 Tel.1.800.832.0228, www.imany.com disagreements that could affect I-many’s ability to collect both services and license revenue, whether recognized or deferred; the possibility that customers could cancel maintenance and support services at the time of annual renewal, which could decrease I-many’s base of recurring revenue; the possibility that economic conditions will deteriorate; the possibility that extraordinary events outside the company’s control could extend the length of the sales cycle for the company’s products or make the market for the company’s products more unpredictable; and the risk that the company will not be successful in opening new markets for its products. These risk factors are further described in the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed by the company with the SEC. As a result of such risks, uncertainties and factors, the company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. I-many is providing the information in this news release as of this date and does not undertake any obligation to update any forward-looking statements contained in this news release as a result of new information, future events or otherwise.

I-many Contacts:

Kevin Harris, CFO

732.452.1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc.

Ron Both, 949.574.3860

ron@liolios.com

or

Geoffrey Plank, 949.574.3860

geoffrey@liolios.com

I-many, Inc., 399 Thornall Street, 12th Floor, Edison, NJ 08837 Tel.1.800.832.0228, www.imany.com